BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
VITALIBIS, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
50,000,000 shares, par value $.001 per share, consisting of 45,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
112,500,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
27,010,000 shares of Common Stock will be issued in exchange for the 10,804,000 shares of Common Stock currently issued and outstanding (forward split 2.5 for 1). All Preferred Stock remain unaffected.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Any fractional shares resulting from the split will be rounded up to the next whole number. No money will be paid or scrip issued to stockholders, and none of the outstanding shares will be affected.

7. Effective date and time of filing: (optional) Date: 2/8/2018 Time: 8:00 AM
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

Treasurer and CFO
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.